Exhibit 99.2
CARTER VALIDUS MISSION CRITICAL REIT II, INC. ANNOUNCES NET ASSET VALUE OF $9.07 PER SHARE OF CLASS A COMMON STOCK AND CLASS T COMMON STOCK
Tampa, FL, September 30, 2016 - The board of directors (the “Board”) of Carter Validus Mission Critical REIT II, Inc. (“CVMC REIT II”), a publicly registered non-traded real estate investment trust (“REIT”) focused on the acquisition and management of quality income-producing commercial real estate, with an emphasis on the data center and healthcare sectors, today announced an estimated per share net asset value (“NAV”) of $9.07 of each of CVMC REIT II’s Class A common stock and Class T common stock as of June 30, 2016.
CVMC REIT II engaged Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, to calculate an estimated NAV and an appraised value of 40 of the 42 properties in CVMC REIT II’s real estate portfolio as of June 30, 2016. In calculating the estimated NAV, Stanger also considered, among other things, the book value of CVMC REIT II’s two development properties, which CVMC REIT II provided to Stanger. The Board directed its audit committee (the “Committee”), comprised solely of independent directors, to review Stanger’s valuation analysis and estimates and recommend an estimated per share NAV of each of CVMC REIT II’s Class A common stock and Class T common stock to the Board. Based on the Committee’s recommendation, the Board adopted an estimated per share NAV of $9.07 of each of CVMC REIT II’s Class A common stock and Class T common stock. The determination of the estimated per share NAV of CVMC REIT II’s Class A common stock and Class T common stock was solely the decision of the Board.
The various factors considered by the Board in determining the estimated per share NAV of CVMC REIT II’s shares of Class A common stock and Class T common stock were based on a number of assumptions and estimates that may not be accurate or complete. Further, the value of CVMC REIT II’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. This is the first estimated NAV valuation that CVMC REIT II has conducted. The Board intends to determine an estimated per share NAV of each of CVMC REIT II’s Class A common stock and Class T common stock on at least an annual basis going forward.
About Carter Validus Mission Critical REIT II, Inc.
Carter Validus Mission Critical REIT II, Inc. is a public, non-traded company headquartered in Tampa, Florida that has elected to be taxed, and believes it qualifies, as a real estate investment trust. Carter Validus Mission Critical REIT II, Inc. intends to acquire mission critical real estate assets located throughout the United States and abroad. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. Carter Validus Mission Critical REIT II, Inc. intends to continue to focus its acquisitions on mission critical assets in the data center and healthcare sectors. See www.cvmissioncriticalreitii.com for more information.
Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to Carter Validus Mission Critical REIT II, Inc.’s expectations regarding the performance of its business and the estimated per share NAV of each of its Class A common stock and Class T common stock. Stanger relied on forward-looking information, some of which was provided by or on behalf of Carter Validus Mission Critical REIT II, Inc., in preparing its valuation materials. Therefore, neither such statements nor Stanger’s valuation materials are intended to, nor shall they, serve as a guarantee of Carter Validus Mission Critical REIT II, Inc.’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Carter Validus Mission Critical REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by Carter Validus Mission Critical REIT II, Inc.’s subsequent Quarterly Reports on From 10-Q for the periods ended March 31, 2016 and June 30, 2016 filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and Carter Validus Mission Critical REIT II, Inc.’s other filings with the SEC. Carter Validus Mission Critical REIT II, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on Carter Validus Mission Critical REIT II, Inc.’s investments to be less than that used for purposes of Carter Validus Mission Critical REIT II, Inc.’s estimated per share NAV of its Class A common stock and Class T common stock.

Media Contact:
Stacy Sheedy
Marketing Manager
ssheedy@cvreit.com
813-316-4292